SECURITY AGREEMENT

This Security Agreement (this "Agreement") is entered into effective as of ________, by and between Aura Systems, Inc., a Delaware corporation (the "Debtor"), Chapter 11 debtor in possession in a chapter 11 case, Case No. 05-24550-SB (the "Bankruptcy Case"), pending in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"), Mark Berg ("Agent"), administrative and collateral agent for the "Lenders", and the "Lenders" named in Exhibit "A" attached hereto. Unless otherwise defined herein, capitalized terms used herein which are not defined shall have the meanings assigned in the Debtor in Possession Loan Agreement ("Loan Agreement").

RECITALS

A. The Debtor has requested that the Lenders extend Loans to the Debtor.

B. The Loans are to be made pursuant to the Loan Agreement dated as of the date hereof between the Debtor and each of the Lenders.

C. Lenders require, as a condition of making the Loans, that the Debtor grant a senior lien and security interest upon all tangible and intangible property of the Debtor (except for any avoidance actions) to secure such Loans.

D. In order to induce the Lenders to make the Loans, the Debtor is willing to grant such lien and security interest as provided herein.

NOW, THEREFORE, the Debtor hereby agrees with the Lenders as follows:

ARTICLE I. DEFINITIONS

Unless otherwise defined herein, any terms used herein (whether or not capitalized, such as "accounts," "inventory" and "equipment") which are defined in the Uniform Commercial Code as enacted in the State of California, as amended from time to time, shall have the meaning assigned to such term therein.

"Collateral" means all of the Debtor's property and fixtures of every nature whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, wherever located, including, without limitation, the following:

(i) (a) All goods; (b) all inventory, merchandise, and personal property held for sale or lease or furnished or to be furnished under contracts of service, all raw materials, work in process, or materials used or consumed in Debtor's business, wherever located and whether in the possession of the Debtor, a warehouseman, a bailee, or any other person; (c) all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in the Debtor's business, (d) all fixtures; and (e) all substitutes and replacements

therefor, all accessions, attachments, and other additions thereto, all tools, parts and supplies used in connection therewith, all packaging, manuals, warranties and instructions related thereto, and all leasehold or equitable interests therein;

(ii) (a) All accounts, accounts receivable, contract rights, contracts receivable, purchase orders, loan agreements, drafts, acceptances, and rights to payment and receivables; (b) all chattel paper (whether tangible or electronic), documents and instruments (including promissory loan agreements); (c) all money and deposit accounts; (d) all letter of credit rights (whether or not the letter of credit is evidenced by a writing), rights under security, guaranties or other supporting obligations, tort claims and proceeds, insurance claims and proceeds, and tax refund claims and proceeds; (e) all securities and investment property and rights to payment, including, without limitation, One Hundred Seventy-Seven Thousand Seven Hundred and Seventy-Seven (177,777) shares of common stock of Telemac Corporation, a Delaware corporation, and all shares, owned by the Debtor, of the stock of Aura Realty, Inc., a Delaware corporation; (f) all general intangibles and payment intangibles, (g) all patents and patent applications and registrations, trademarks and trademark applications and registrations, service marks and service mark applications and registrations, and copyrights and copyright applications and registrations (collectively the "Patents, Trademarks and Copyrights"), including, without limitation, the patents, patent applications, trademarks and trademark applications and copyrights and copyright applications owned by the Debtor on Schedule 1 hereto, or licensed to the Debtor on Schedule 2 hereto; (h) all trade names, trade styles, goodwill, inventions, designs, methods, processes, technology, know-how, intellectual property, drawings, specifications, blue prints, confidential information, trade secrets, customer lists, supplier lists, software and computer programs, mask works, and mask work applications and registrations and goodwill; (i) all license agreements, franchise agreements and other licenses, permits, franchises, and agreements of every kind and nature pursuant to which the Debtor possesses, uses or has authority to possess or use any property (whether tangible or intangible) of the Debtor or pursuant to which others possess, use or have authority to possess or use any property (whether tangible or intangible) of the Debtor; (j) all infringement and commercial tort claims; and (k) all business records, software, writings, plans, specifications, schematics, and other recorded data in any form; and

(iii) All products and proceeds of the foregoing and all property received or receivable in disposition of or exchange of the foregoing; but excluding any avoidance actions;

but excluding from the foregoing any avoidance actions.

"Event of Default" means any Default as defined in the Loan Agreement.

"Lien" has the meaning given in 11 U.S.C. Section 101(37).

"Obligations" means any and all obligations and liabilities of every kind and nature of the Debtor to the Lenders, whether now existing or hereafter incurred, arising under the Loan Agreement, this Agreement or any other related transactional documents or otherwise arising after the commencement of the Bankruptcy Case in accordance with title 11 of the United States Code or pursuant to an order of the Bankruptcy Court. The Obligations shall specifically include any and all principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations), fees, expenses, indemnities or other obligations or liabilities, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, as well as any and all of such obligations or liabilities that are paid, to the extent such payment is avoided or recovered directly or indirectly from the Lenders as a preference, fraudulent transfer, or otherwise, together with any and all amendments, modifications, extensions or renewals of the foregoing.

ARTICLE II. GRANT OF SECURITY INTEREST

To secure the payment and performance of the Obligations, the Debtor hereby grants a senior, continuing security interest in and lien upon the Collateral, and assigns the Collateral, to the Lenders.

ARTICLE III. COVENANTS OF THE DEBTOR

The Debtor shall fully perform each of the covenants set forth below.

3.1 Further Documentation

Promptly upon request of the Lenders and at the Debtor's expense, the Debtor (a) shall prepare, execute, deliver and file any financing statement, any filing with the Patent and Trademark Office, Copyright Office or other applicable office, and any renewal, substitution or correction thereof or any other document and shall take any such further action as the Lenders may require in perfecting or protecting the security interested granted by the Debtor under this Agreement or in otherwise obtaining the full benefits of this Agreement and the Loan Agreement, and (b) authorizes the Lenders to prepare, execute, deliver and file any such documents and to take any such actions on behalf of the Debtor.

3.2 Patents, Trademarks and Copyrights

Schedule 1 lists all Patents, Trademarks and Copyrights currently owned by the Debtor. Promptly upon any change in the Patents, Trademarks and Copyrights owned by the Debtor, the Debtor shall provide the Lenders with an updated Schedule 1 listing all Patents, Trademarks and Copyrights then owned by the Debtor. Schedule 2 lists all Patents, Trademarks and Copyrights currently licensed to the Debtor by third parties. Promptly upon any change in the Patents, Trademarks and Copyrights licensed to the Debtor, the Debtor

shall provide the Lenders with an updated Schedule 2 listing all Patents, Trademarks and Copyrights then licensed to the Debtor.

3.3 Pledges

With respect to any Collateral that the Debtor has delivered to a secured creditor that has or asserts a Lien on such Collateral, upon the release of such Collateral by the entity in possession thereof, the Debtor shall deliver all such Collateral to the Lenders. In the meantime, all Collateral shall be held by the entity in possession of such Collateral subject to the respective security interests of all creditors having a Lien thereon as their respective interests may appear.

3.4 Control

With respect to any Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper with respect to which the Debtor has delivered a control agreement to another secured creditor, upon request of the Lenders and at the Debtor's expense, to the fullest extent practicable, the Debtor shall cooperate with the Lenders in obtaining control with respect to any such Collateral, and in any event, upon the release of such Collateral from the control of such other secured creditor, the Debtor shall execute an appropriate control agreement in favor of the Lenders with respect to the Collateral released from such control. In the meantime, all such Collateral shall be held by the entity in control of such Collateral subject to the respective security interests of all creditors having a Lien thereon as their respective interests may appear.

3.5 Collateral in Possession of Bailee

If any Collateral consists of goods which are at any time in the possession of a bailee, the Debtor shall promptly notify the Lenders thereof and, if requested by the Lenders, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Lenders that the bailee holds such Collateral for the benefit of the all creditors having a Lien thereon as their respective interests may appear.

3.6 Letter of Credit Rights

If the Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Debtor, the Debtor shall promptly notify the Lenders thereof and, at the request and option of the Lenders, the Debtor shall, pursuant to an agreement in form and substance satisfactory to Lenders, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment of the proceeds of any drawing under the letter of credit to creditors having a Lien thereon as their respective interests may appear, or (ii) arrange for the Lenders to become the transferee beneficiary of the letter of credit.

3.7 **Commercial Tort Claims**

If the Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall promptly notify the Lenders of such claim and provide a description thereof, and grant to the Lenders in such notice a security interest in such claim and the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lenders.

3.8 **Other Collateral**

The Debtor further agrees to take any and all other action requested by the Lenders to effectuate the attachment, perfection and contemplated priority of, and the ability of the Lenders to enforce, the Lenders' security interest in any and all of the Collateral including, without limitation, (a) causing the Lenders' name(s) to be on as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or the ability of the Lenders to enforce the Lenders' security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or the ability of the Lenders to enforce, the Lenders' security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other person obligated on any Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lenders and (f) taking any other actions required by Division 9 of the Uniform Commercial Code or by any other U.S. or foreign law to effectuate the foregoing matters.

3.9 **Maintenance of Records**

The Debtor shall keep and maintain satisfactory and complete records of the Collateral including, but not limited to, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Debtor shall mark its books and records pertaining to the Collateral to evidence this Agreement and the security interest granted herein. Promptly upon request of the Lenders, the Debtor shall deliver and turn over to the Lenders copies of all books and records pertaining to the Collateral.

3.10 **Priority; Liens**

(a) The security interests in the Collateral granted hereunder are and shall at all times be and remain senior to all Liens, except (a) Liens that were properly perfected at the time of the Debtor's Chapter 11 bankruptcy filing on June 24, 2005 and that are not avoidable in the Bankruptcy Case ("Perfected Prepetition Liens"), and (ii) Liens granted to secure the debtor in possession loans previously made to Borrower by Blue Collar Pictures, Inc. ("Blue Collar") and AGP Lender LLC ("AGP").

(b) Except for (i) existing licenses of Patents, Trademarks and Copyrights by the Debtor to third parties set forth on Schedule 3 (the "Existing Licenses"), (ii) Liens in favor of Blue Collar and AGP pursuant to orders of the Bankruptcy Court, and (iii) the Perfected Prepetition Liens (collectively the "Permitted Liens"), the Debtor owns the Collateral free and clear of senior perfected Liens, charges, pledges, security interests, encumbrances or other claims or interests in the Collateral, and the Debtor will neither create nor permit the existence of any Liens other than Permitted Liens without the prior written consent of the Lenders.

3.11 **Disposition of Collateral**

The Debtor shall not sell, license, lease, transfer or otherwise dispose of any of the Collateral without the prior written consent of the Lenders, except for sales of inventory, collection of rights to payment or disposition of equipment or inventory which is obsolete or being replaced, all in the ordinary course of business in accordance with past practices, or other dispositions on an arms length basis in which the rights of the Lenders in such Collateral or the proceeds thereof are fully protected.

3.12 **Indemnification**

The Debtor agrees to pay, and to indemnify the Lenders and hold the Lenders harmless from, all liabilities, costs and expenses (including legal fees and expenses) in connection with protecting or realizing on the Collateral, enforcing any rights or remedies of the Lenders or otherwise arising out of this Agreement. In any suit, proceeding or action brought by the Lenders under any account or other right to payment to enforce payment of any sum owing thereunder or to enforce any provisions of any account or other right to payment, the Debtor will indemnify the Lenders and hold the Lenders harmless from all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, reduction or liability whatsoever of any account debtor thereunder arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Debtor.

3.13 **Further Identification of Collateral**

The Debtor will furnish to the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may request, all in reasonable detail.

3.14 **Notices**

The Debtor will advise the Lenders promptly in reasonable detail (a) of any Lien, charge, pledge, security interest, encumbrance or other claim or interest asserted against any of the Collateral other than the Permitted Liens and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the Collateral.

3.15 Changes in Locations, Name, Etc.

The Debtor will not (a) change its state of organization, (b) change the location of its chief executive office/chief place of business or remove its books and records from the locations set forth in Schedule 5 to this Agreement or (c) change its name, identity or structure to such an extent that any financing statement filed by the Lenders in connection with this Agreement would become ineffective or seriously misleading, unless it shall have given the Lenders at least 30 days prior written notice thereof.

3.16 Further Assurances

The Debtor agrees to take all actions which the Lenders may request to perfect or maintain the perfection of, or to otherwise protect, the security interest granted herein and the Debtor authorizes the Lenders to take such actions on behalf of the Debtor, including, without limitation (a) filing (including electronic or facsimile filing) financing statements describing the Collateral, which may include descriptions broader than as set forth in this Agreement and (b) filing any documents with the Patent and Trademark Office, Copyright Office or any other applicable office. The Debtor agrees that where allowed by law, a carbon, photographic or other reproduction of a financing statement or this Agreement is sufficient as a financing statement.

3.17 Insurance

The Debtor (a) will keep the Collateral continuously insured at its expense against fire, theft, and other hazards in amounts and with insurers as shall be sufficient to fully protect the Collateral, as reasonably approved by the Lenders, (b) will include in such policies of insurance to the Lenders clauses making any loss payable to the Lenders as its interest may appear and agreeing to notify Lenders of any cancellation or threatened cancellation not less than 30 days prior to the effective date of such cancellation and (c) will deliver copies of such policies of insurance to the Lenders upon request.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

The Debtor hereby makes the following representations and warranties:

4.1 Title to Collateral

Except for the Permitted Liens, the Debtor has good and marketable title to all of the Collateral, free and clear of all senior perfected Liens, charges, pledges, security interests, encumbrances or other claims or interests.

4.2 No Impairment of Collateral

None of the Collateral shall be impaired or jeopardized because of the security interest granted herein.

4.3 No Approvals

No approvals of any governmental entity, other than the Bankruptcy Court, or third party are required in connection with the security interest herein granted.

4.4 Authority

Subject to approval by the Bankruptcy Court, the Debtor has full power and authority to grant to the Lenders a security interest in the Collateral.

4.5 Location of Records

The address(es) of the office where the books and records of the Debtor are kept concerning the Collateral is set forth on Schedule 5 to this Agreement.

4.6 State of Organization

The Debtor's state of organization is set forth on Schedule 5 to this Agreement.

4.7 Chief Executive Office

The Debtor's chief executive office and chief place of business is located at the address set forth on Schedule 5 to this Agreement.

4.8 Trade Names

The Debtor conducts its business only under its legal name except for any additional trade names set forth on Schedule 5 to this Agreement.

ARTICLE V. THE LENDERS' RIGHTS WITH RESPECT TO THE COLLATERAL

5.1 No Duty on the Lenders' Part

The Lenders shall not be required to realize upon any Collateral, except at its option upon the occurrence of any Event of Default; collect the principal, interest or payment due thereon or exercise any rights or options of the Debtor pertaining thereto; make presentment, demand or protest; give notice of protest, nonacceptance or nonpayment; or do any other thing for the protection, enforcement or collection of any Collateral. The powers conferred on the Lenders hereunder are solely to protect the Lenders' interests in the Collateral and shall not impose any duty upon the Lenders to exercise any such powers. The Lenders shall

be accountable only for amounts that it actually received as a result of the exercise of such powers; and shall not be responsible to the Debtor for any act or failure to act hereunder.

5.2 **Negotiations with Account Debtors**

Upon the occurrence of any Event of Default, the Lenders may, in its sole discretion, extend or consent to the extension of the time of payment or maturity of any instruments, accounts, chattel paper, general intangibles or other rights to payment.

5.3 **Right to Assign**

The Lenders may assign or transfer the whole or any part of the Obligations and may transfer therewith as collateral security the whole or any part of the Collateral; and all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee and shall bind the successors and assigns of the parties.

5.4 **Duties Regarding Collateral**

Beyond the safe custody thereof, the Lenders shall not have any duty as to any Collateral in its possession or control, or as to any preservation of any rights of or against other parties.

5.5 **Collection From Account Debtors**

Upon the occurrence of any Event of Default, the Debtor shall, upon demand by the Lenders (and without any grace or cure period), notify all account debtors to make payment to the Lenders of any amounts due or to become due. The Debtor authorizes the Lenders to contact the account debtors for the purpose of having all or any of them pay their obligations directly to the Lenders. Upon demand by the Lenders, the Debtor shall enforce collection of any indebtedness owed to it by account debtors.

5.6 **Inspection and Access**

The Lenders and its designees, from time to time at reasonable times, may inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Debtor in connection with the Collateral. The Debtor shall provide access to the Lenders and its designees of the Debtor's business facilities and to all books and records upon request.

ARTICLE VI. THE LENDERS' RIGHTS AND REMEDIES

6.1 Acceleration; Remedies

Upon the occurrence of any Event of Default, the Lenders shall have all rights and remedies available to it under the Loan Agreement, this Agreement, and any other documents or agreements or available at law or in equity, including, without limitation, the Uniform Commercial Code. The Lenders may proceed to enforce any or all of such rights and remedies or realize on any or all security or guaranties for the Obligations in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. No failure or delay on the part of the Lenders in exercising any right, power or privilege hereunder and no course of dealing shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies of the Lenders are cumulative and not exclusive of any rights or remedies that the Lenders would otherwise have. No notice to or demand on the Debtor, in any case, shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Lenders to any other or further action in any circumstances without notice or demand.

6.2 Notice of Sale

The Debtor hereby acknowledges and agrees that written notice mailed to the Debtor at the address designated herein ten days prior to the date of public or private sale of any of the Collateral shall constitute commercially reasonable notice.

6.3 Disposition of Collateral

In addition to all other rights and remedies available to the Lenders upon the occurrence of an Event of Default, the Lenders may dispose of any of the Collateral at public or private sale in its then present condition or following such preparation and processing as the Lenders deem, in the exercise of their business judgment, commercially reasonable. Such sale may include licensing of the Collateral on an exclusive or non-exclusive basis, on a worldwide or geographically limited basis and on an all-uses or limited uses basis. For the purpose of enabling the Lenders to exercise its rights and remedies hereunder, the Debtor hereby grants to the Lenders an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sub-license any of the Collateral, including in such license access to all media in which any of the Collateral may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The Lenders have no duty to prepare or process the Collateral prior to sale. The Lenders may disclaim warranties of title, possession, quiet enjoyment and the like. Such actions by the Lenders shall not affect the commercial reasonableness of the sale. Further, the Lenders may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

6.4 Investment Collateral

With respect to any Collateral consisting of securities, partnership interests, joint venture interests, investments or the like, if an Event of Default has occurred, at the option of the Lenders, all rights of the Debtor to exercise the voting and other consensual rights which the Debtor would otherwise be entitled to exercise, and to receive the dividends and distributions which they would otherwise be authorized to receive and retain shall cease and all such rights thereupon shall become vested in the Lenders which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such dividends and distributions. All dividends and distributions which are received by the Debtor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Lenders, shall be segregated from other funds of the Debtor and forthwith be paid over to the Lenders as pledged Collateral in the same form as so received (with any necessary endorsements).

ARTICLE VII. THE AGENT

7.1 Appointment and Authorization of Agent

The Agent is appointed and authorized hereunder to take actions on behalf of each of the Lenders and to exercise all powers that are delegated to the Lenders hereunder, the Loan Agreement or other related documents or agreements.

7.2 Independent Contractor

The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Agreement nor the Loan Agreement shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

7.3 No Liability and Indemnification

Neither the Agent nor any person assisting the Agent in his duties shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder, except that the Agent or such other persons, as the case may be, may be liable for losses due to willful misconduct or gross negligence. The Lenders ratably agree to indemnify and hold harmless the Agent from and against any and all claims, actions and suits, losses, damages, costs, expenses and liabilities of every nature and character arising out of or related to this Agreement or the Agent's actions taken hereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

7.4 Payments to Agent

A payment by the Debtor to the Agent hereunder or under the Loan Agreement for the account of the Lenders shall constitute a payment to the Lenders. The Agent agrees promptly to distribute to each of the Lenders their respective shares of the payments received by the Agent.

7.5 Default by Debtor and Duties of Enforcement

Each of the Lenders hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon learning of the existence of a Default or an Event of Default, he shall promptly notify each of the Lenders thereof. In case an Event of Default has occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall be authorized to proceed to enforce the provisions of this Agreement with respect to the Collateral or otherwise; provided, however, before any rights and remedies are actually exercised by the Agent, the Agent shall consult with each of the Lenders and receive consent and instruction from the Lenders.

ARTICLE VIII. GENERAL PROVISIONS

8.1 The Lenders' Appointment as Attorney-in-Fact

(a) The Debtor hereby irrevocably constitutes and appoints the Lenders and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Lenders' sole discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement; and without limiting the generality of the foregoing, the Debtor hereby gives the Lenders the power and right, on behalf of the Debtor, without consent by or notice to the Debtor, to do the following:

(i) upon the occurrence of any Event of Default, to transfer to the Lenders or to any other person all or any of the Collateral, to endorse any instruments pledged to the Lenders and to fill in blanks in any transfers of Collateral, powers of attorney or other documents delivered to the Lenders;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii) upon the occurrence of any Event of Default, (A) to take possession of, endorse and collect any checks, drafts, loan agreements, acceptances or other instruments for the payment of moneys due under any account, instrument or general intangible or with respect to any other Collateral and (B) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lenders for the purpose of collecting all such moneys due under

any account, financial assets, instrument, investment property, or general intangible or with respect to any other Collateral whenever payable; and

(iv) upon the occurrence of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of all moneys due or to become due thereunder directly to the Lenders or as the Lenders shall direct; (B) to ask for, demand, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharge or releases as the Lenders may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lenders were the absolute owner thereof for all purposes; and to do, at the Lenders' option and the Debtor's expense, at any time or from time to time, all acts and things that the Lenders deem necessary to protect, preserve or realize upon the Collateral and the Lenders' security interest therein and to effect the intent of this Agreement, all as fully and effectively as the Debtor might do.

(b) The Debtor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c) The Debtor also authorizes the Lenders, at any time and from time to time, to execute, in connection with the sale provided for in Article VI hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d) The powers conferred on the Lenders hereunder are solely to protect the Lenders' interests in the Collateral and shall not impose any duty upon the Lenders to exercise any such powers. The Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder.

(e) The Debtor shall pay or reimburse the Lenders for all costs and expenses, including attorney's fees, incurred by the Lenders while acting as the Debtor's attorney-in-fact hereunder.

8.2 **Termination of Agreement**

This Agreement shall remain in full force and effect until the Obligations have been fully and finally discharged.

8.3 **Severability**

If any provision of this Agreement is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will be unaffected and interpreted so as best to reasonably effect the intent of the parties hereto. Such void or unenforceable provision of this Agreement shall be replaced with a valid and enforceable provision so as to achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

8.4 **Waiver**

No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

8.5 **Successors**

The rights and obligations of the parties hereto shall inure to the benefit of, and be binding and enforceable upon, the respective successors and assigns of the parties.

8.6 **Entire Agreement**

This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof, all prior discussions, proposals, negotiations and understandings having been merged herein. This Agreement or any provision hereof may be (i) modified or amended, but only by a writing signed by all parties at such time or (ii) waived (either generally or in a particular instance, either retroactively or prospectively, either for a specified period of time or indefinitely, either with or without consideration), but only by a writing signed by the party granting such waiver.

8.7 **Governing Law; Jurisdiction; Venue; Jury Trial**

This Agreement shall be governed by, and interpreted under, the laws of the State of California applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by the Bankruptcy Court so long as the Bankruptcy Court has jurisdiction over the dispute and does not abstain from exercising that jurisdiction, and the courts to which an appeal therefrom may be taken; provided, however, that if the Bankruptcy Court does not have jurisdiction over a dispute or abstains from exercising its jurisdiction over a dispute, then such dispute shall be resolved only by state and federal courts located in Los Angeles, California, and the courts to which an appeal therefrom may be taken. The parties hereby irrevocably waive all rights to trial by

jury in any action, suit or proceeding arising out of or related to this Agreement, the Loan Agreement or any other agreement or document between the Debtor and the Lenders.

8.8 **Notices**

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to each party at the address (or at such other address for a party as shall be specified by like notice) set forth below; provided, however, that notices sent by mail will not be deemed given until received.

If to Debtor:

Aura Systems, Inc.
2335 Alaska Avenue
El Segundo, CA 90245
Attn: Raymond Yu
Fax: 310-643-8719

With a copy to:

Ron Bender, Esq.
Levene, Neale, Bender, Rankin & Brill L.L.P.
1801 Avenue of the Stars, Suite 1120
Los Angeles, CA 90067
Fax: 310-229-1244

If to Lenders:

Mark Berg, as Agent
P.O. Box 98780
Rancho Santa Fe, CA 92-67
Fax: 858-756-3909

8.9 **Costs and Expenses**

The Debtor hereby agrees to pay to the Lenders upon demand all costs and expenses, including reasonable attorney's fees, incurred in connection with the administration of this Agreement, including, without limitation, all filings or other actions required by the Lenders in connection with perfecting or otherwise protecting the security interest granted hereunder. In addition, the Debtor hereby agrees to pay to the Lenders upon demand all reasonable costs and expenses, including reasonable attorney's fees, incurred in connection with the enforcement of this Agreement, collection of the Obligations and the protection, preservation, collection or sale of or other realization upon the Collateral, including, without limitation, in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

8.10 **Counterparts**

This Agreement may be executed in any number of counterparts, each of each of which will be an original, but all of which together will constitute one and the same instrument.

8.11 **Title and Subtitles**

The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

IN WITNESS WHEREOF, the Debtor, the Agent and the Lenders have caused this Agreement to be duly executed as of the day and year first above written.

"Debtor"
AURA SYSYEMS, INC.

By:____________________________
Raymond Yu
Its: President and Chief Executive Officer

"Agent"

____
Mark Berg

"Lenders"

____
Nicole Berg

____
Tim Mcinerney

____
Mark Mazzer

____
Ewa Lipton

____
Richard Pashayan

____
Carmine Sanzo

____
Louis Sanzo

____
Dean Glasser

____
Craig Shapiro

____
Robert Catalano

[signatures continued on next page]

John Moraitis

Massimo Martinucci

Joe Sarbara

Steven Markowitz

EXHIBIT "A"

LIST OF THE LENDERS

LENDER	AMOUNT	APPROVAL OF DISCLOSURE STATEMENT	MAILING OF PLAN APPROVAL SOLICITATION PACKAGE	REASONABLE PROGRESS BY 12/15/2005
Nicole Berg P.O Box 9870 Rancho Santa Fe, Ca. 92067	250,000	85,000	80,000	85,000
M.S.B. Research P.O Box 9870 Rancho Santa Fe, Ca. 92067	250,000	85,000	80,000	85,000
Tim Mcinerney One Coventry Lane Hopewell, New Jersey 8525	250,000	85,000	80,000	85,000
Mark Mazzer 2669 Post Ave Wantagh, New York 11793	145,000	50,000	45,000	50,000
Ewa Lipton	25,000		25,000	
Richard Pashayan	25,000		25,000	
Carmine Sanzo	25,000		25,000	
Louis Sanzo	25,000		25,000	
Dean Glasser	20,000		20,000	
Craig Shapiro	25,000		25,000	
Robert Catalano	25,000		25,000	
John Moraitis	25,000		25,000	
Massimo Martinucci	20,000		20,000	
Joe Sorbara	25,000		25,000	
Steven Markowitz	25,000		25,000	
TOTAL LOAN AMOUNT	1,160,000	305,000	550,000	305,000